UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Informatica Corporation

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 27, 2004

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Informatica Corporation, a Delaware corporation (“Informatica”), will be held on Thursday, May 27, 2004 at 3:00 p.m., local time, at Informatica’s corporate headquarters, 2100 Seaport Boulevard, Redwood City, CA 94063, for the following purposes:

1.	To elect two Class I directors for a term of three years or until their respective successors have been duly elected and qualified.

2.	To approve an amendment to Informatica’s 1999 Non-Employee Director Stock Incentive Plan to increase the number of shares of common stock underlying annual grants to non-employee directors from 20,000 to 25,000.

3.	To ratify the appointment of Ernst & Young LLP as Informatica’s independent auditors.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

Only holders of record of Informatica’s common stock at the close of business on April 5, 2004, the record date, are entitled to vote on the matters listed in this Notice of Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the enclosed proxy card, (2) by telephone by calling the toll-free number as instructed on the enclosed proxy card or (3) by mail by completing, signing, dating and returning the enclosed paper proxy card in the postage-prepaid envelope enclosed for that purpose. For further details, please see the section entitled “Voting” on page two of the accompanying Proxy Statement. Any stockholder attending the Annual Meeting may vote in person even if he or she has voted using the Internet, telephone or proxy card.

By Order of the Board of Directors
    of Informatica Corporation

Gaurav S. Dhillon
Chief Executive Officer and President

Redwood City, California
April 14, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY (1) TELEPHONE, (2) USING THE INTERNET OR (3) COMPLETING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

INFORMATICA CORPORATION

PROXY STATEMENT
FOR
2004 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

This Proxy Statement is being furnished to holders of common stock, par value $0.001 per share (the “Common Stock”), of Informatica Corporation, a Delaware corporation (“Informatica” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of Informatica for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 27, 2004 at 3:00 p.m., Pacific time, and at any adjournment or postponement thereof for the purpose of considering and acting upon the matters set forth herein. The Annual Meeting will be held at Informatica’s corporate offices, located at 2100 Seaport Boulevard, Redwood City, CA 94063. The telephone number at that location is (650) 385-5000.

This Proxy Statement, the accompanying form of proxy card and the Company’s Annual Report to Stockholders are first being mailed on or about April 14, 2004 to all stockholders entitled to vote at the Annual Meeting.

Stockholders Entitled to Vote; Record Date

Only holders of record of Informatica’s Common Stock at the close of business on April 5, 2004 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the record date, there were 85,506,673 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. No shares of preferred stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of Informatica’s Common Stock, see “Share Ownership by Principal Stockholders and Management.”

Quorum; Required Vote

The presence of the holders of a majority of the shares of Common Stock entitled to vote generally at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Such stockholders are counted as present at the meeting if they (1) are present in person at the Annual Meeting or (2) have properly submitted a proxy card or voted by telephone or by using the Internet.

A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required to (1) approve the amendment to Informatica’s 1999 Non-Employee Director Stock Incentive Plan and (2) ratify the appointment of Ernst & Young LLP as auditors.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting; however, broker “non-votes” are not deemed to be “votes cast.” As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Voting

Voting by proxy card. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Voting by telephone or the Internet. A stockholder may vote his or her shares by calling the toll-free number indicated on the enclosed proxy card and following the recorded instructions or by accessing the website indicated on the enclosed proxy card and following the instructions provided. When a stockholder votes via the Internet or by telephone, his or her vote is recorded immediately. Informatica encourages its stockholders to vote using these methods whenever possible.

Voting by attending the meeting. A stockholder may vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification for entrance to the Annual Meeting. If a stockholder attends the Annual Meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the Annual Meeting.

Revocability of proxy. Any proxy card given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy card may be revoked by (1) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to Informatica Corporation, 2100 Seaport Boulevard, Redwood City, CA 94063, Attention: Corporate Secretary.

Expenses of Solicitation

Informatica will bear all expenses of this solicitation, including the cost of preparing and mailing this solicitation material. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of the Company may also solicit proxies in person or by telephone, letter, e-mail, telegram, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. The Company’s costs for such services, if retained, will not be significant.

Procedure for Submitting Stockholder Proposals

Requirements for stockholder proposals to be considered for inclusion in the Company’s proxy materials. Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be included in the Company’s proxy materials for the 2005 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than December 11, 2004, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Requirements for stockholder proposals to be brought before an annual meeting. In addition, the Company’s Bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by (1) the Board of Directors, (2) the Corporate Governance and Nominating Committee or (3) any stockholder entitled to vote who has delivered written notice to the Secretary of the Company within the Notice Period (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations. However, if a stockholder wishes only to recommend a candidate for consideration by the Corporate Governance and Nominating Committee as a potential nominee for the Company’s Board of Directors, see the procedures discussed in “Proposal One: Election of Directors — Corporate Governance Matters.”

The Company’s Bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting given by or at the direction of the Board of Directors, (2) properly brought before the meeting by or at the direction of the Board of Directors, or (3) properly brought before the meeting by any stockholder entitled to vote who has written notice delivered to the Secretary of the Company within the Notice Period (as defined below), which notice must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters.

The “Notice Period” is defined as that period not less than 45 days nor more than 75 days prior to the anniversary of the date on which the Company first mailed its proxy materials for the previous year’s annual meeting of stockholders. As a result, the Notice Period for the 2005 annual stockholder meeting will start on January 25, 2005 and end on February 24, 2005.

If a stockholder who has notified the Company of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, the Company need not present the proposal for vote at such meeting.

A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary of the Company. All notices of proposals by stockholders, whether or not included in the Company’s proxy materials, should be sent to Informatica Corporation, 2100 Seaport Boulevard, Redwood City, CA 94063, Attention: Corporate Secretary.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Company’s Board of Directors is currently comprised of seven members who are divided into three classes with overlapping three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors. Two directors shall be elected at the Annual Meeting.

Nominees for Class I Directors

Two Class I directors are to be elected at the Annual Meeting for a three-year term ending in 2007. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated Janice D. Chaffin and Carl J. Yankowski for re-election as Class I directors. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the re-election of Ms. Chaffin and Mr. Yankowski. The Company expects that Ms. Chaffin and Mr. Yankowski will accept such nomination; however, in the event that either such nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until such director’s term expires in 2007 or until such director’s successor has been elected and qualified.

In 2003 a third-party search firm engaged by the Company recommended Mr. Yankowski as a member of the Board of Directors. After conducting its evaluation, including interviews with Mr. Yankowski, the Corporate Governance and Nominating Committee recommended his election to the Board of Directors. In July 2003 the Board of Directors appointed Mr. Yankowski as a director.

        The Board of Directors recommends a vote “FOR” the nominees listed above.

Information Regarding Nominees and Other Directors

Nominees for Class I Directors for a Term Expiring in 2007

Name	Age	Principal Occupation and Business Experience

Janice D. Chaffin	49
Chief Marketing Officer, Symantec Corp. Ms. Chaffin has been a Director of the Company since December 2001. From May 2003 to the present, Ms. Chaffin has served as Chief Marketing Officer at Symantec Corp., an internet security technology company. From July 1981 to May 2003, Ms. Chaffin was employed at Hewlett-Packard Company, a technology solutions company, where her last position was Vice President. Ms. Chaffin holds a B.A. from the University of California, San Diego, and an M.B.A. from the University of California, Los Angeles.

Carl J. Yankowski	55
Principal, Westerham Group. Mr. Yankowski has been a Director of the Company since July 2003. From March 2002 to the present, Mr. Yankowski has served as Chairman and Chief Executive Officer of CRF, Inc., an electronic patient diaries company. From November 2001 to the present, Mr. Yankowski has served as a partner at Westerham Group, a management and consulting company. From November 1999 to November 2001, he served as Chief Executive Officer of Palm, Inc., a handheld devices and solutions company. Prior to that, he was Chief Executive Officer of Reebok Brand at Reebok International, a sports footwear and apparel company. Mr. Yankowski holds a B.S. in electrical engineering and management from Massachusetts Institute of Technology. Mr. Yankowski also served on the Board of Directors of Novell from June 2001 to February 2003, and currently serves on the Board of Directors of Chase Corporation, and a number of privately-held companies.

Incumbent Class II Directors Whose Term Expires in 2005

Name	Age	Principal Occupation and Business Experience

A. Brooke Seawell	56
Venture Partner, Technology Crossover Ventures. Mr. Seawell has been a Director of the Company since December 1997. Mr. Seawell has been a partner with Technology Crossover Ventures, a late-stage venture capital firm, since February 2000. From January 1997 to August 1998, Mr. Seawell was Executive Vice President of NetDynamics, an internet applications server company. From March 1991 to January 1997, Mr. Seawell was Senior Vice President and Chief Financial Officer of Synopsys, a electronic design automation software company. Mr. Seawell holds a B.A. degree in economics and an M.B.A. degree in finance and accounting from Stanford University. Mr. Seawell serves on the Board of Directors of NVIDIA Corporation and a number of privately-held companies.

Mark A. Bertelsen	60
Senior Partner, Wilson Sonsini Goodrich & Rosati. Mr. Bertelsen has been a Director of the Company since September 2002. Mr. Bertelsen joined Wilson Sonsini Goodrich & Rosati in 1972, was the firm’s managing partner from 1990 to 1996, and is currently a member of the firm’s Policy Committee of senior partners. He received his law degree (J.D.) from Boalt Hall School of Law, University of California, Berkeley, in 1969, and a B.A. in political science from the University of California, Santa Barbara, in 1966. Mr. Bertelsen also serves on the Board of Directors of Autodesk, Inc., KANA Software, Inc. and a number of privately-held companies.

Incumbent Class III Directors Whose Term Expires in 2006

Name	Age	Principal Occupation and Business Experience
Gaurav S. Dhillon	38
Chief Executive Officer and President of the Company. Mr. Dhillon co-founded the Company and has served as the Chief Executive Officer and a Director of the Company since the Company’s inception in February 1993. Prior to co-founding the Company, Mr. Dhillon was employed by Sterling Software, a software company, from December 1991 to November 1992, where his last position was Project Manager. Prior to that, he was a Systems Architect with Unisys Corporation, an information technology services and solutions company. Mr. Dhillon holds a B.S. degree in electrical engineering from Punjab University, India.

David W. Pidwell	56
Venture Partner, Alloy Ventures. Mr. Pidwell has been a Director of the Company since February 1996. Mr. Pidwell has been a venture partner with Alloy Ventures, an early-stage venture capital firm, since 1996. From January 1988 to January 1996, Mr. Pidwell was President and Chief Executive Officer of Rasna Corporation, a software company. Mr. Pidwell holds a B.S. degree in electrical engineering and an M.S.I.S.E. degree in computer systems engineering from Ohio University and has completed three years of work at Stanford University on a Ph.D. in engineering economic systems. Mr. Pidwell also serves on the Board of Directors of a number of privately-held companies.

Name	Age	Principal Occupation and Business Experience

Sohaib Abbasi	47
Mr. Abbasi has been a Director of the Company since February 2004. From 1982 through 2003, Mr. Abbasi was employed by Oracle, an enterprise software company, where his last position was Senior Vice President of Tools Product Division and Oracle Education. Mr. Abbasi holds a B.S. and M.S. in computer science from the University of Illinois, Urbana-Champaign.

Board Meetings and Committees

During 2003, the Board of Directors held seven meetings (including regularly scheduled and special meetings), and no directors attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he or she was a member.

The Board of Directors currently has three standing committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

Audit Committee. The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, currently consists of Mr. Seawell, Ms. Chaffin and Mr. Yankowski, each of whom is “independent,” as such term is defined for audit committee members by the listing standards of The Nasdaq Stock Market. The Board of Directors has determined that Mr. Seawell is an “audit committee financial expert” as defined under the rules of the Securities Exchange Commission (the “SEC”). The Audit Committee met four times in 2003. The Audit Committee (1) provides oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements, (2) assists the Board of Directors in oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications, independence and performance, and the Company’s internal accounting and financial controls, and (3) provides to the Board of Directors such information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors. The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, which is attached to this Proxy Statement as Annex A. The Audit Committee Charter is also available on our website at http://www.informatica.com/Investor/Corporate+Governance/default.htm.

Compensation Committee. The Compensation Committee currently consists of Mr. Pidwell and Mr. Seawell, each of whom is “independent” as defined in the listing standards of the Nasdaq Stock Market. The Compensation Committee met six times in 2003. In addition to holding regular meetings, the Compensation Committee took action by written consent at various times during the course of 2003. The Compensation Committee reviews and approves the compensation and benefits for the Company’s executive officers, administers the Company’s stock plans and performs such other duties as may from time to time be determined by the Board of Directors. The Compensation Committee Charter is available on our website at http://www.informatica.com/Investor/Corporate+Governance/default.htm.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee currently consists of Mr. Pidwell, Ms. Chaffin and Mr. Bertelsen, each of whom is “independent” as defined in the listing standards of The Nasdaq Stock Market. The Corporate Governance and Nominating Committee took action by written consent at various times during the course of 2003. This committee is responsible for developing general criteria regarding the qualifications and selection of Board members, recommending candidates for election to the Board of Directors, reviewing and making recommendations regarding the composition and mandate of Board committees, developing overall governance guidelines, and overseeing the performance and compensation of the Board of Directors. It is the policy of the Corporate Governance and Nominating Committee to consider recommendations of candidates for the Board of Directors submitted by the stockholders of the Company; for more information see the discussion in “Corporate Governance Matters.” The Corporate Governance and Nominating Committee Charter is available on our website at http://www.informatica.com/Investor/Corporate+Governance/default.htm.

Director Compensation

Cash Compensation. Non-employee members of the Board of Directors receive an annual retainer of (1) $25,000, paid quarterly in advance at the rate of $6,250 per quarter and (2) $5,000 for each Board committee on which the member serves ($10,000 if such member is the chairperson).

Option Grants. Directors are eligible to receive options to purchase the Company’s Common Stock pursuant to the Company’s 1999 Non-Employee Director Stock Incentive Plan (the “1999 Director Plan”), which provides for annual automatic grants of nonqualified stock options to continuing non-employee directors. Under the 1999 Director Plan, each non-employee director will automatically be granted a nonstatutory stock option grant of 60,000 shares of the Company’s Common Stock upon his or her initial election to the Board of Directors (“Initial Grant”). Immediately following each annual stockholders’ meeting, each non-employee director who continues to serve as a non-employee director following such annual meeting will automatically be granted a nonstatutory stock option to purchase 20,000 shares of the Company’s Common Stock (“Subsequent Grant”), as long as the director had been a non-employee director for at least six months prior to such annual meeting of stockholders. Proposal Two, if approved, will amend the 1999 Director Plan to increase the number of shares of common stock underlying a Subsequent Grant from 20,000 to 25,000 (see a description at Proposal Two below). All options automatically granted to non-employee directors will have an exercise price equal to 100% of the fair market value on the date of grant. One third of the shares subject to the Initial Grant vests and becomes exercisable one year after the grant date and the remaining shares subject to the Initial Grant vest in equal monthly installments over the following 24-month period, such that the option is fully exercisable three (3) years after its date of grant. Each Subsequent Grant vests and becomes 100% exercisable one year after the date such option is granted. In 2003, each of Ms. Chaffin, Mr. Bertelsen, Mr. Seawell and Mr. Pidwell received Subsequent Grants. Mr. Yankowski received an Initial Grant in 2003.

Corporate Governance Matters

Independence of the Board of Directors. The Board of Directors has determined that, with the exception of Gaurav S. Dhillon, who is the Chief Executive Officer and President of Informatica, all of its members are “independent directors” as defined in the listing standards of The Nasdaq Stock Market.

Contacting the Board of Directors. Stockholders and other individuals may communicate with the Board of Directors by submitting either an e-mail to board@informatica.com or written communication addressed to the Board of Directors (or specific board member) c/o Peter McGoff, Vice President and General Counsel, Informatica Corporation, 2100 Seaport Boulevard, Redwood City, California 94063. E-mail communications that are intended for a specific director should be sent to the e-mail address above to the attention of the applicable director. The Chairman of the Corporate Governance and Nominating Committee will, with the assistance of the General Counsel, (1) review all communications to the Board of Directors, (2) determine if such communications relate to substantive matters, (3) if such communications relate to substantive matters, provide copies (or summaries) of such communications to the other directors as he or she considers appropriate, and (4) if such communications do not relate to substantive matters, determine what action, if any, will be taken with such communications.

Attendance at annual stockholder meetings by the Board of Directors. Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s annual meeting of stockholders, the Company encourages, but does not require, directors to attend. Mr. Dhillon attended the Company’s 2003 annual meeting of stockholders; the other Board members did not attend.

Process for recommending candidates for election to the Board of Directors. The Corporate Governance and Nominating Committee is responsible for, among other things, determining the criteria for membership to the Board of Directors and recommending candidates for election to the Board of Directors. It is the policy of the Committee to consider recommendations for candidates to the Board of Directors from stockholders. Stockholder recommendations for candidates to the Board of Directors must be directed in writing to Informatica Corporation, Corporate Secretary, 2100 Seaport Boulevard, Redwood City, CA 94063 and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and the Company within the last three years, and evidence of the nominating person’s ownership of the Company’s Common Stock.

The Committee’s general criteria and process for evaluating and identifying the candidates that it recommends to the full Board of Directors for selection as director nominees, are as follows:

•	The Committee regularly reviews the current composition and size of the Board of Directors.

•	In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and considers (1) the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors, (2) such factors as issues of character, judgment, diversity, age, expertise, business experience, length of service, independence, other commitments, and (3) such other factors as the Committee may consider appropriate.

•	While the Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a Board that is comprised of directors who (1) are predominantly independent, (2) are of high integrity, (3) have broad, business-related knowledge and experience at the policy-making level in business, government or technology, including their understanding of the enterprise software industry and Informatica’s business in particular, (4) have qualifications that will increase overall Board effectiveness and (5) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

•	In evaluating and identifying candidates, the Committee has the authority to retain third-party search firms with regard to candidates who are properly recommended by stockholders or by other means, the Committee will review the qualifications of any such candidate, which review may, in the Committee’s discretion, include interviewing references for the candidate, direct interviews with the candidate, or other actions that the Committee deems necessary or proper.

•	The Committee will apply these same principles when evaluating Board candidates who may be elected initially by the full Board of Directors to fill vacancies or add additional directors prior to the annual meeting of stockholders at which directors are elected.

•	After completing its review and evaluation of director candidates, the Committee recommends to the full Board of Directors for selection, the director nominees.

In 2003 the Company retained a third-party search firm to assist in identifying and evaluating potential director nominees. Messrs. Yankowski and Abbasi were recommended by the search firm. The Committee conducted evaluations of both candidates, including interviews, and recommended their selection to the Board of Directors.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO INFORMATICA’S 1999
NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

General

Informatica’s 1999 Non-Employee Director Stock Incentive Plan (the “Director Plan”) was adopted by the Board of Directors in March 1999 and approved by the stockholders in April 1999. The Director Plan provides for the grant of nonstatutory stock options to Informatica’s non-employee directors (a “Non-Employee Director”). Prior to the amendment of the Director Plan that is the subject of this Proposal Two, the Director Plan granted options to Informatica’s Non-Employee Directors as follows: (1) on the date an individual first becomes a Non-Employee Director, such individual would automatically be granted a one-time nonstatutory stock option to purchase 60,000 shares of the Company’s Common Stock (the “Initial Grant”) and (2) immediately following each annual stockholder meeting, each Non-Employee Director who continues as a Non-Employee Director following such annual meeting would automatically be granted a nonstatutory stock option to purchase 20,000 shares of Common Stock (a “Subsequent Grant”), as long as the director had been a Non-Employee Director for at least six months prior to such annual meeting of stockholders.

A total of 1,000,000 shares of Common Stock have been reserved for issuance under the Director Plan. As of March 1, 2003, 520,000 shares remained available for future grant under the Director Plan.

Proposal

In February 2004, the Board of Directors adopted, subject to stockholder approval, an amendment to the Director Plan to increase the number of shares of Common Stock underlying a Subsequent Grant from 20,000 to 25,000.

We believe strongly that the approval of the amended Director Plan is essential to our continued success. Stock options such as those provided under the Director Plan are vital to our ability to attract and retain outstanding and highly skilled individuals to serve on the Board of Directors. In addition, due to recent statutory and regulatory changes, directors are required to accept greater responsibility, devote more time to their service as directors, and in many instances require a specific expertise to serve. The increase in the number of shares subject to a Subsequent Option reflects the competitive market Informatica must face to attract and retain highly competent individuals to the Board of Directors on whose judgment, initiative, leadership and continued efforts the growth and profitability of the Company depend.

Recommendation

        The Board of Directors recommends a vote “FOR” the amendment to the Director Plan.

Summary of Director Plan

The following summary of the amended Director Plan is qualified in its entirety by the specific language of the Director Plan.

Purposes. The purposes of the Director Plan are to attract and retain the best available Non-Employee Directors, to provide them additional incentives, and to promote the success of Informatica’s business.

Administration of the Plan. The Director Plan is administered by the Board of Directors or by a committee designated by the Board of Directors (the “Administrator”). The Administrator has sole discretion as to the interpretation and construction of any provision of the Director Plan, and the determination of the terms and conditions (not inconsistent with the terms of the Director Plan) of options granted thereunder. The Compensation Committee currently administers the Director Plan.

Automatic Option Grant Program. The Director Plan provides that each Non-Employee Director will automatically be granted an Initial and Subsequent Grant in the manner described under the subsection titled “General” in this Proposal Two. However, if the amendment to the Director Plan is approved by Informatica’s stockholders, the Subsequent Grant will be an option to purchase 25,000 shares of Common Stock, rather than an option to purchase 20,000 shares of Common Stock.

Eligibility. The Director Plan provides that options may be granted only to Informatica’s Non-Employee Directors.

Terms and Conditions of Options. Each option granted under the Director Plan is evidenced by a written stock option agreement between the optionee and Informatica and is subject to the following terms and conditions:

(a)	Terms of Options. Initial and Subsequent Grants under the Plan have maximum terms of five (5) years from the date of grant. No option may be exercised after the expiration of its term.

(b)	Exercise Price. The exercise price to be paid for shares of Common Stock upon the exercise of an option granted under the Director Plan shall be 100% of the fair market value of the Common Stock on the date the option is granted. The fair market value of a share of Common Stock will be the closing sales price for such stock on the last trading day prior to the time of determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market.

(c)	Vesting. One third of the shares subject to the Initial Grant vests and becomes exercisable one year after the grant date and the remaining shares subject to the Initial Grant vest in equal monthly installments over the following 24-month period, such that the option is fully exercisable three (3) years after its date of grant. Each Subsequent Grant vests and becomes 100% exercisable one year after the date such option is granted. Vesting of options is subject to the optionee continuing to server as a director through the vesting date.

(d)	Exercise of the Option. An option is exercised by giving written notice of exercise to Informatica, specifying the number of shares of Common Stock to be purchased and by tendering full payment of the purchase price to Informatica in the form described below.

(e)	Form of Consideration. The consideration to be paid for the shares of Common Stock issued upon exercise of an option shall be determined by the Administrator and is set forth in the stock option agreement. Such form of consideration may vary for each option, and may consist entirely of cash, check, certain other shares of Informatica’s Common Stock, cashless exercise, or any combination of these methods of payment.

(f)	Termination of Status as a Director. If an optionee ceases to serve as a director of Informatica for reasons other than death or disability, the optionee may, but only within three months after the date the optionee ceases to be a director, exercise an option to the extent that the optionee was entitled to exercise it at the date of such termination. In the event an optionee’s status as a director terminates as a result of the optionee’s death or disability, all of the options held by the optionee under the Director Plan will be exercisable (to the extent the option was exercisable on the date of termination) for a period of twelve (12) months following the date of such death or disability. However, in no event may the period of exercisability extend beyond the expiration date of the option.

(g)	Transferability of Options. Each option awarded under the Director Plan shall be transferable to the extent provided in the applicable stock option agreement.

(h)	Other Provisions. The option agreement may contain such terms, provisions and conditions not inconsistent with the Director Plan as may be determined by the Administrator.

Adjustment Upon Changes in Capitalization. In the event of changes in the outstanding Common Stock of Informatica by reason of any stock splits, reverse stock splits, stock dividends, combinations, or reclassifications of the Common Stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by Informatica, an appropriate adjustment shall be made by the Administrator, subject to any required stockholder action, to:

(a)	the number of shares covered by each option,

(b)	the number of shares authorized for issuance under the Director Plan,

(c)	the price per share, and

(d)	any other terms the Administrator determines require adjustment.

Corporate Transactions. In the event of an acquisition of Informatica through the sale of all or substantially all of its assets, a merger or other business combination in which Informatica is not the surviving entity, any reverse merger where Informatica is the surviving entity but more than 50% of Informatica’s combined voting power is transferred to a person(s) different from those holding such voting power immediately prior to such acquisition or an acquisition by any person or related group of persons, other than Informatica, of beneficial ownership of securities possessing more than 50% of the total combined voting power of Informatica’s outstanding securities, all outstanding options under the Director Plan, except as otherwise provided in a specific stock option agreement, shall terminate unless assumed by the successor company or its parent.

Amendment, Suspension or Termination of the Director Plan. The Board of Directors may at any time amend, suspend or terminate the Director Plan. Informatica shall obtain stockholder approval of any amendment to the Director Plan in such a manner and to such a degree as is necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation, including the requirements of any exchange or quotation system on which the Common Stock is traded). No options may be granted during any suspension of the Director Plan or after termination of the Director Plan. Any amendment, suspension or termination of the Director Plan shall not affect options already granted and such options shall remain in full force and effect as if the Director Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the optionee and Informatica, which agreement must be in writing and signed by the optionee and Informatica. In any event, the Director Plan shall terminate in April 2019. Any options outstanding under the Director Plan at the time of its termination shall remain outstanding until they expire by their terms.

Federal Income Tax Consequences

The following discussion summarizes certain U.S. federal income tax considerations for Non-Employee Directors receiving options under the Director Plan and certain tax effects on Informatica, based upon the provisions of the Internal Revenue Code and as in effect on the date of this proxy statement, and current regulations and existing administrative rulings of the Internal Revenue Service. However, the summary is not intended to be a complete discussion of all the federal income tax consequences of the Director Plan and does not discuss the tax consequences of a Non-Employee Director’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the Non-Employee Director may reside.

Stock Options. No taxable income is reportable when a stock option is granted to a Non-Employee Director. Upon exercise of a nonstatutory stock option, the Non-Employee Director will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Tax Effect for the Company. Informatica generally will be entitled to a tax deduction in connection with an option under the Director Plan in an amount equal to the ordinary income realized by a Non-Employee Director and at the time the Non-Employee Director recognizes such income.

Participation in the Director Plan in Fiscal 2003

The participation of the Non-Employee Directors in the Director Plan in fiscal 2003 and in subsequent periods is set forth above in “Proposal One: Election of Directors—Director Compensation.”

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ernst & Young LLP (“E&Y”) as independent auditors of the Company. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint new independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If the stockholders do not ratify the appointment of E&Y, the Audit Committee may reconsider its selection.

E&Y has audited the Company’s financial statements since the Company’s inception. A representative of E&Y is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of E&Y as independent auditors.

Accounting Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by E&Y for fiscal years 2002 and 2003.

	Fiscal Year
	2002 (1)	2003
Audit Fees (2)	$621,000	$694,000
Audit-Related Fees (3)	106,000	95,000
Tax Fees (4)	707,000	741,000
All Other Fees	—	—
Total	$1,434,000	$1,530,000

(1)	The annual accounting fees for 2002 have been adjusted from the amounts disclosed in last year’s proxy statement by an aggregate of $28,000 to reflect final fiscal year 2002 fees invoiced after the 2003 proxy was filed.

(2)	Audit fees are for professional services rendered for the audit of the Company’s annual financial statements and reviews of its quarterly financial statements. This category also includes fees for international statutory audits, consents, assistance with and review of documents filed with the SEC, attest services, work done by tax professionals in connection with the audit or quarterly reviews and accounting consultations and research work necessary to comply with generally accepted auditing standards.

(3)	These are fees for assurance and related services performed by E&Y that are reasonably related to the performance of the audit or review of Informatica’s financial statements, which include fees for accounting consultations, internal control reviews and attest services not required by statute or regulation.

(4)	These are fees for professional services performed by E&Y with respect to tax compliance and tax planning and advice. Tax compliance includes preparation of original and amended tax returns for the Company, refund claims, tax payment planning and tax audit assistance. Tax compliance fees totaled $289,000 and $222,000 for fiscal years 2002 and 2003, respectively. Tax planning and advice includes tax strategy planning and modeling, merger and acquisition related projects, intellectual property tax issues, intercompany and transfer pricing design and foreign employee tax matters. Tax planning and advice totaled $418,000 and $519,000 for fiscal years 2002 and 2003, respectively.

Pre-Approval of Audit and Non-Audit Services

All audit and non-audit services provided by E&Y to the Company must be pre-approved by the Audit Committee. The Audit Committee utilizes the following procedures in pre-approving all audit and non-audit services provided by E&Y. At or before the first meeting of the Audit Committee each year, the Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by E&Y during the year. Before each subsequent meeting, the Audit Committee is presented with an updated listing of approved services highlighting any new audit and non-audit services to be provided by E&Y. The Audit Committee reviews these listings and approves the services outlined therein if such services are acceptable to the Audit Committee.

To ensure prompt handling of unexpected matters, the Audit Committee delegates to the Chairman of the Audit Committee the authority to amend or modify the list of audit and non-audit services and fees; provided, however, that such additional or amended services may not affect E&Y’s independence under applicable SEC rules. The Chairman reports any such action taken to the Audit Committee at the subsequent Audit Committee meeting.

All E&Y services and fees in 2003 were pre-approved by the Audit Committee.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of Informatica’s Common Stock as of March 1, 2004 for the following: (1) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s Common Stock; (2) each of the Company’s directors; (3) each of the executive officers named in the Summary Compensation Table; and (4) all directors and executive officers of the Company as a group.

Name	Common Stock Beneficially Owned (1)	Percentage Beneficially Owned (2)
T. Rowe Price Associates, Inc. (3) 100 E. Pratt Street Baltimore, MD 21202	7,229,300	8%
Mac-Per-Wolf Company (4) 310 S. Michigan Ave., Suite 2600 Chicago, Ill 60604	5,301,380	6%
TimesSquare Capital Management, Inc. (5) Four Times Square, 25th Floor New York, NY 10036	5,097,100	6%
Gaurav S. Dhillon (6)	4,799,867	6%
David W. Pidwell (7)	323,880	*
A. Brooke Seawell (8)	260,000	*
Janice D. Chaffin (9)	50,000	*
Mark A. Bertelsen (10)	25,000	*
Carl J. Yankowski	—	*
Sohaib Abbasi	—	*
Earl E. Fry (11)	748,683	*
Paul L. Albright	—	*
Clive A. Harrison (12)	221,806	*
Girish Pancha (13)	368,985	*
All directors and executive officers as a group (11 Persons) (14)	6,797,212	8%

*	Less than one percent of the outstanding Common Stock.

(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares of Common Stock that the individual has the right to acquire within 60 days of March 1, 2004 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(2)	The total number of shares of Common Stock outstanding as of March 1, 2004 was 85,334,195.

(3)	This information was obtained from filings made with the SEC pursuant to Section 13(g) of the Exchange Act.

(4)	This information was obtained from filings made with the SEC pursuant to Section 13(g) of the Exchange Act.

(5)	All of the shares are owned by investment advisory clients of TimesSquare Capital Management, Inc. In its role as investment adviser, TimesSquare has dispositive power with respect to certain of these shares. TimesSquare shares dispositive power with certain clients as to 848,900 of these shares. As the ultimate parent company of TimesSquare, CIGNA Corporation may be deemed to beneficially own the 5,097,100 shares that may be deemed to be beneficially owned by TimesSquare and to share voting and dispositive power with TimesSquare. This information was obtained from filings made with the SEC pursuant to Section 13(g) of the Exchange Act.

(6)	Includes 1,477,738 shares subject to options exercisable within 60 days of March 1, 2004. The Gaurav Dhillon Charitable Remainder Trust, of which Mr. Dhillon is the trustee, is the record holder of 125,000 of these shares. The Gaurav Dhillon Living Trust dated December 18, 2000, of which Mr. Dhillon is also trustee, is the record holder of 3,197,129 of these shares.

(7)	Includes 60,000 shares subject to options exercisable within 60 days of March 1, 2004. The remaining 263,880 shares are held of record by the Pidwell Family Living Trust dated June 25, 1987, of which Mr. Pidwell is trustee.

(8)	Consists solely of shares subject to options exercisable within 60 days of March 1, 2004.

(9)	Consists solely of shares subject to options exercisable within 60 days of March 1, 2004.

(10)	Consists solely of shares subject to options exercisable within 60 days of March 1, 2004.

(11)	Includes 737,538 shares subject to options exercisable within 60 days of March 1, 2004.

(12)	Includes 221,457 shares subject to options exercisable within 60 days of March 1, 2004.

(13)	Includes 233,434 shares subject to options exercisable within 60 days of March 1, 2004.

(14)	Includes 3,065,167 shares subject to options exercisable within 60 days of March 1, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“10% Stockholders”), to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such executive officers, directors and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed during 2003, the Company believes that its executive officers, directors and 10% Stockholders have complied with all Section 16(a) filing requirements applicable to them.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company’s Compensation Committee is currently composed of Mr. Pidwell and Mr. Seawell. No interlocking relationship exists between any member of the Company’s Compensation Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2003 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans.

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	14,286,713		$7.31	12,478,743	(2)

Equity compensation plans not approved by stockholders	1,298,410	(3)	$6.76	590,979	(4)
Total	15,585,123		$7.26	13,069,722

(1)	See Notes to Consolidated Financial Statements, contained in our Annual Report on Form 10-K for the year ended December 31, 2003, for a description of the terms of our equity compensation plans.

(2)	Includes 7,972,434 shares of Common Stock reserved for issuance under the Company’s 1999 Stock Incentive Plan and 1999 Non-Employee Director Stock Incentive Plan and 4,506,309 shares of Common Stock reserved for issuance under the Company’s 1999 Employee Stock Purchase Plan. The Company’s 1999 Stock Incentive Plan incorporates an evergreen formula pursuant to which on January 1 of each year, the aggregate number of shares of Common Stock reserved for issuance under the 1999 Stock Incentive Plan will increase by a number of shares equal to the lesser of (i) 5% of the total amount of fully diluted Common Stock shares outstanding as of that date, (ii) 16,000,000 shares or (iii) a lesser number of shares determined by the administrator of the 1999 Stock Incentive Plan. The Company’s 1999 Employee Stock Purchase Plan additionally incorporates an evergreen formula pursuant to which on January 1 of each year, the aggregate number of shares of Common Stock reserved for issuance will increase by a number of shares equal to the lesser of (i) 2% of the total amount of fully diluted Common Stock shares outstanding as of that date or (ii) 6,400,000 shares. For purposes of determining the number of shares outstanding as of January 1, all outstanding classes of securities of the Company, convertible notes, warrants, options and any other awards granted under the Company’s Stock Plans that are convertible or exercisable presently or in the future by the holder into shares of Common Stock shall be deemed to be outstanding. Pursuant to the evergreen formulas, 4,509,725 and 1,803,890 shares were added to the shares reserved for issuance under the 1999 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan, respectively, on January 1, 2004.

(3)	Includes outstanding options to purchase (i) 60,612 shares of Common Stock at a weighted-average exercise price of $1.51 granted under Influence Software, Inc.’s stock option plan, which Informatica assumed in connection with the acquisition of Influence in December 1999, (ii) 53,372 shares of Common Stock at a weighted-average exercise price of $6.08 granted under Zimba’s stock option plan, which Informatica assumed in connection with the acquisition of Zimba in August 2000 and (iii) 243,832 shares of Common Stock at a weighted-average exercise price of $0.75 granted under Striva Corporation’s stock option plan, which Informatica assumed in connection with the acquisition of Striva in September 2003. The Company did not reserve the right to make subsequent grants or awards under any of the aforementioned plans. In addition, this number includes options to purchase 940,594 shares of Common Stock at a weighted-average exercise price of $8.70 granted by Informatica under the 2000 Employee Stock Incentive Plan described below.

(4)	Represents shares of Common Stock available for future issuance under the 2000 Employee Stock Incentive Plan.

2000 Employee Stock Incentive Plan

In January 2000, the Board of Directors adopted the 2000 Employee Stock Incentive Plan (the “2000 Incentive Plan”), under which 1,600,000 shares were reserved for issuance. The 2000 Incentive Plan is not subject to stockholder approval. Under the 2000 Incentive Plan, eligible employees and consultants may be awarded stock options, stock appreciation rights, restricted shares and stock units. No stock options, stock appreciation rights, restricted shares or stock units from the 2000 Incentive Plan may be granted to directors or executive officers of the Company. The 2000 Incentive Plan is intended to help the Company attract and retain outstanding individuals in order to promote the Company’s success. The 2000 Incentive Plan does not provide for the grant of incentive stock options. The exercise price for non-qualified options may not be less than 85% of the fair value of the Common Stock at the option grant date. The 2000 Incentive Plan is administered by the Compensation Committee of the Board of Directors. Options granted are exercisable over a maximum term of ten years from the date of grant and generally vest over a period of four years from the date of grant.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation received by the Chief Executive Officer and each of the four most highly compensated executive officers during the last fiscal year for services rendered to the Company in all capacities for the three years ended December 31, 2003 (the “Named Executive Officers”):

					Long-Term Compensation Awards
	Annual Compensation				Number of Shares Underlying Options		All Other Compensation ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)
Gaurav S. Dhillon	2003	247,500	125,688		600,000		8,501	(1)
Chief Executive Officer,	2002	163,292	70,000		260,000		7,187
President and Director	2001	247,083	—		100,000		49,257
Clive A. Harrison (2)	2003	250,000	206,880	(3)	50,000		22,951	(4)
Former Executive Vice President,	2002	126,090	99,970		600,000		9,586
Worldwide Field Operations	2001	190,729	—		55,000		9,492
Earl E. Fry	2003	239,850	96,400	(5)	100,000		10,933	(6)
Chief Financial Officer,	2002	217,450	132,958	(5)	876,000	(7)	8,032
Executive Vice President and Secretary	2001	218,333	12,500		55,000		10,697
Girish Pancha	2003	198,338	31,769		100,000		8,318	(8)
Senior Vice President,	2002	184,375	31,500		259,000	(9)	6,356
Products	2001	—	—		—		—
Sanjay J. Poonen (10)	2003	184,500	30,756		100,000		4,959	(11)
Former Senior Vice President,	2002	—	—		—		—
Worldwide Marketing	2001	—	—		—		—

(1)	This amount includes life insurance premium payments of $588 and medical and disability plan payments of $7,916.

(2)	Mr. Harrison resigned as an executive officer of the Company effective March 31, 2004.

(3)	This amount includes $195,630 in sales commission.

(4)	This amount includes car allowance of $12,000, life insurance premium payments of $593 and medical disability plan payments of $10,358.

(5)	For 2003, this amount includes $60,075 in forgiven loan interest and principal amounts. For 2002, this amount includes $96,958 in forgiven loan interest and principal amounts.

(6)	This amount includes life insurance premium payments of $586 and medical disability plan payments of $10,347.

(7)	775,000 of these options were received in exchange for previously granted options pursuant to the Stock Option Exchange Program. See the December 31, 2003 Notes to the Consolidated Financial Statements for a description.

(8)	This amount includes life insurance premium payments of $515 and medical and disability plan payments of $7,803.

(9)	150,000 of these options were received in exchange for previously granted options pursuant to the Stock Option Exchange Program. See the December 31, 2003 Notes to the Consolidated Financial Statements for a description.

(10)	Mr. Poonen resigned as an executive officer of the Company effective January 30, 2004.

(11)	This amount includes life insurance premium payments of $485 and medical and disability plan payments of $4,474.

Option Grants in Last Fiscal Year

The following table sets forth, as to the Named Executive Officers, information concerning stock options granted during the year ended December 31, 2003.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4) ($)
Name	Number of Shares Underlying Options Granted (1)	% of Total Options Granted to Employees in Year (2)	Exercise Price Per Share ($)	Expiration Date (3)	5%	10%
Gaurav S. Dhillon	300,000	6.87%	6.63	5/8/10	1,250,871	3,169,954
	300,000	6.87%	6.63	5/8/10	1,250,871	3,169,954

Clive A. Harrison	50,000	1.14%	6.63	5/8/10	208,479	528,326

Earl E. Fry	100,000	2.29%	6.63	5/8/10	416,957	1,056,651

Girish Pancha	100,000	2.29%	6.63	5/8/10	416,957	1,056,651

Sanjay J. Poonen	100,000	2.29%	6.63	5/8/10	416,957	1,056,651

(1)	The options in this table are incentive stock options or non-qualified stock options granted under the 1999 Stock Incentive Plan. These options have exercise prices equal to the fair market value of the Company’s Common Stock on the date of grant. All such options have seven-year terms and vest over a period of four years at a rate of 1/48th each month. With respect to Mr. Dhillon’s first option grant for 300,000 shares, such option will vest 5/48th of the shares subject to such options on June 1, 2003, and 1/48th at the end of each month thereafter. With respect to the second option grant for 300,000 shares, such option will vest 1/48th of shares subject to such option on February 1, 2008 and 1/48th at the end of each month thereafter. However, in the event the Company achieves a certain annual revenue target in one calendar year, the vesting of such option shall accelerate so that such option will vest 1/48th per month beginning on February 1 of the year following the year in which the Company achieves the revenue target.

(2)	The Company granted options to purchase 4,368,235 shares of Common Stock in the year ended December 31, 2003.

(3)	The options in this table may terminate before their expiration upon the termination of optionee’s status as an employee or consultant or upon the optionee’s disability or death.

(4)	Under rules promulgated by the SEC, the amounts in these two columns represent the hypothetical gain or “option spread” that would exist for the options in this table based on assumed stock price appreciation from the date of grant until the end of such options’ ten-year term at assumed annual rates of 5% and 10%. Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). The 5% and 10% assumed annual rates of appreciation are specified in SEC rules and do not represent the Company’s estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option, and there can be no assurance that the potential realizable values shown in this table will be achieved.

Option Exercises and Holdings

The following table sets forth, as to the Named Executive Officers, certain information concerning the number of shares of the Company’s Common Stock subject to both exercisable and unexercisable stock options as of December 31, 2003. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company’s Common Stock as of December 31, 2003.

			Number of Shares Underlying Unexercised Options at Year-End		Value of Unexercised In-The-Money Options at Year-End (1)
Name	Shares Acquired on Exercise	Value Realized ($)	Exercisable	Unexercisable	Exercisable($)	Unexercisable($)
Gaurav S. Dhillon	—	—	1,417,926	720,074	9,828,774	2,291,626
Clive A. Harrison	40,000	243,988	167,291	442,709	834,258	2,176,742
Earl E. Fry	—	—	668,207	307,793	1,659,705	933,885
Girish Pancha	—	—	201,020	187,980	513,858	677,852
Sanjay J. Poonen	—	—	113,749	178,251	337,849	642,051

(1)	The market value of underlying securities is based on the closing price of the Company’s Common Stock on December 31, 2003 (the last trading day of 2003).

Employment Agreements and Change-in-Control Arrangements

Mr. Paul Albright, an executive officer of the Company, signed an offer letter for employment dated January 8, 2004 which contains a change of control and severance arrangement, providing for certain severance payments and vesting acceleration as to unvested options in the event (1) there is a change in control where Informatica is not the surviving entity and (2) where (i) a substantially similar position is not available or is not offered to Mr. Albright, (ii) there is a material adverse change in Mr. Albright’s position, causing such position to be of significantly less stature or of significantly less responsibility, (iii) there is a reduction of more than ten percent (10%) of Mr. Albright’s base compensation, unless in connection with similar decreases of other similarly situated executives of the Company, or (iv) Mr. Albright is asked and refuses to relocate to a facility or location more than fifty (50) miles from the Company’s current location. Should the conditions identified in (1) or (2) above occur on or prior to July 16, 2004, then Mr. Albright shall receive a payment equal to Mr. Albright’s base salary for the period beginning on his termination date and ending on January 16, 2005, and acceleration of stock option vesting for the same period. Should the conditions identified in (1) or (2) above occur at any other time, then Mr. Albright shall receive a payment equal to six months base salary and six months acceleration of stock option vesting.

TRANSACTIONS WITH MANAGEMENT

Mr. Fry, an executive officer of the Company, entered into an Agreement on the Forgiveness of Employee Loan with the Company on September 13, 2001. Pursuant to this agreement, Mr. Fry delivered a promissory note to the Company in exchange for loan proceeds from the Company in the amount of $150,000. The interest rate on the principal amount of the loan was 3.82% per annum. Pursuant to the terms of this transaction, Mr. Fry’s loan was forgiven in pro rata quarterly installments over a period of two years so long as he remained an employee of the Company. Mr. Fry’s loan was fully forgiven as of September 30, 2003.

Pursuant to a separation agreement between Sanjay Poonen and Informatica dated January 30, 2004, Mr. Poonen received the following severance payments: (1) $92,000, which equals six months of Mr. Poonen’s annual base salary; (2) $30,000, which represents Mr. Poonen’s expected future awards under the Company’s bonus plans; (3) $50,000 which represents Mr. Poonen’s contribution to the Company’s achievement of certain sales performance objectives in the third and fourth quarters of 2003; and (4) $2,359, which equals 6 months of COBRA premiums. In addition, Mr. Poonen’s outstanding options to purchase Common Stock were accelerated to provide for six additional months of vesting.

During fiscal year 2003, the law firm of Wilson Sonsini Goodrich & Rosati (“WSGR”) acted as principal outside counsel to Informatica. Mark A. Bertelsen, a director of Informatica, is a member of WSGR. The Company believes that the services performed by WSGR were provided on terms no more or less favorable than those with unrelated parties. Payments by the Company to WSGR were less than one percent of the firm’s gross revenues in the last fiscal year.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. The independent auditors, E&Y, are responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. In the performance of its oversight function, the Audit Committee has:

•	reviewed and discussed the audited financial statements with E&Y and management;

•	discussed with E&Y, the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect; and

•	received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors their independence.

Based upon the reviews and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS A. Brooke Seawell Janice D. Chaffin Carl J. Yankowski

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee was formed in March 1999 and currently consists of Messrs. Seawell and Pidwell. The Compensation Committee generally reviews and approves the Company’s executive compensation policies, including the base salary levels and target incentives for the Company’s executive officers at the beginning of each year, and approves the performance objectives of the executive officers in their areas of responsibility. The Compensation Committee also administers the Company’s stock plans. No member of the Compensation Committee is a former or current officer or employee of Informatica or any of its subsidiaries. Certain meetings of the Compensation Committee are also attended by Gaurav Dhillon and Earl Fry, who provide background and market information and make recommendations to the Compensation Committee on salary levels, officer performance objectives and corporate financial goals. However, Messrs. Dhillon and Fry are not entitled to vote on any actions taken by the Compensation Committee.

Executive Officer Compensation Programs

The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options and various benefits, including medical and life insurance plans. The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

Base Salaries. Salaries for the Company’s executive officers are determined primarily on the basis of the executive officer’s level of responsibility, general salary practices of peer companies and the officer’s individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company’s financial performance generally. The weight given each such factor by the Compensation Committee may vary from individual to individual. For purposes of determining base salaries, the Company considers the following corporations to be in its peer group: BEA Systems, Business Objects, Cognos, Tibco, WebMethods, Ascential Software, PeopleSoft, Siebel Systems and E.piphany.

Incentive Bonuses. The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company’s executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon recommendations by management and a subjective consideration of factors including such officer’s level of responsibility, individual performance, contributions to the Company’s success and the Company’s general financial performance.

Stock Option Grants. Stock options may be granted to executive officers and other employees under the 1999 Stock Incentive Plan or the 2000 Incentive Plan. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with stockholder interests. Stock option grants are intended to focus the attention of the recipient on the Company’s long-term performance which the Company believes results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, stock options generally vest and become fully exercisable over a four-year period. The principal factors considered in granting stock options to executive officers of the Company are prior performance, level of responsibility, other compensation and the executive officer’s ability to influence the Company’s long-term growth and profitability. However, neither the 1999 Stock Incentive Plan nor the 2000 Incentive Plan provides any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance of the executive officer.

Other Compensation Plans. The Company has adopted certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees. The Company also provides a 401(k) deferred compensation plan.

Deductibility of Compensation. Section 162(m) of the Internal Revenue Code (“IRC”) disallows a deduction by the Company for compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance based compensation. Because the compensation paid to executive officers has not approached the limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit with regard to such officers’ compensation. The Compensation Committee remains aware of the IRC Section 162(m) limitations, and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemptions.

Chief Executive Officer Compensation

The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Dhillon’s base salary for the year ended December 31, 2003 was $247,500. Mr. Dhillon’s base salary was established in part by comparing the base salaries of chief executive officers of the Company’s peer group. Mr. Dhillon’s base salary was below the median of the base salary range for chief executive officers of comparable companies. Mr. Dhillon received two options, each to purchase 300,000 shares of the Company’s Common Stock and a bonus of $125,688 for the year ended December 31, 2003. Mr. Dhillon’s first option grant for 300,000 shares was larger than his option grant in 2002 because of the additional duties of “President” that he assumed in the second half of 2002. His second option grant for 300,000 shares is tied to the Company’s future performance, as discussed in the “Option Grants in Last Fiscal Year” table above. Mr. Dhillon’s bonus in 2003 was larger than his 2002 bonus because the Company was more profitable in 2003.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS David W. Pidwell Brooke Seawell

COMPANY STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total return to stockholders on the Company’s Common Stock with the cumulative total return of the Nasdaq National Market (U.S. Companies) Index and the Nasdaq Computer and Data Processing Services Group Index. The graph assumes that $100 was invested on April 28, 1999 (the date of the Company’s initial public offering) in the Company’s Common Stock and in each of the indices discussed above, including reinvestment of dividends. No dividends have been declared or paid on the Company’ Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

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Informatica Corporation

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

Redwood City, California
April 14, 2004

ANNEX A
CHARTER FOR THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF
INFORMATICA CORPORATION

1. Purpose.

The purpose of the Audit Committee of the Board of Directors of Informatica Corporation (the “Company”) shall be to:

•	provide oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;

•	assist the Board of Directors in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications, independence and performance, and (4) the Company’s internal accounting and financial controls; and

•	provide to the Board of Directors such information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

2. Membership and Organization.

Composition. The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors. The Audit Committee will consist of at least three members of the Board of Directors. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the Securities and Exchange Commission (the “SEC”)):

•	each member will be an independent director in accordance with (1) the Audit Committee requirements of the Nasdaq Stock Market, Inc. Marketplace Rules (the “Nasdaq Rules”) and (2) the rules of the SEC;

•	each member will be able to read and understand fundamental financial statements, in accordance with the Audit Committee requirements of the Nasdaq Rules;

•	at least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities; and

•	at least one member will be an “audit committee financial expert” as defined in the rules of the SEC.

Meetings. The Audit Committee will meet at least four times annually and at such other times as it deems appropriate to fulfill its responsibilities. The Audit Committee may establish its own meeting schedule. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company, at such times as are appropriate to review the financial affairs of the Company. The Audit Committee will meet separately with the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet any members of, or consultants to, the Audit Committee.

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

Compensation. Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board of Directors. Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board of Directors or any committee thereof.

3. Responsibilities and Duties.

The responsibilities and duties of the Audit Committee shall include:

Review Procedures

•	reviewing the reports of management and the independent auditors concerning the design, implementation and maintenance of the Company’s internal controls and procedures for financial reporting, including meeting periodically with the Company’s management and the independent auditors to review their assessment of the adequacy of such controls, and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

•	reviewing and providing guidance with respect to the external audit by (1) reviewing the independent auditors’ proposed audit scope and approach, (2) discussing with the Company’s independent auditors the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61, and (3) reviewing reports submitted to the Audit Committee by the independent auditors in accordance with applicable SEC requirements;

•	reviewing and discussing with management and the independent auditors the annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q with the SEC;

•	directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	conducting a post-audit review of the financial statements and audit findings, including any suggestions for improvements provided to management by the independent auditors, and management’s response to such suggestions;

•	reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release;

•	providing oversight and review at least annually of the Company’s risk management policies, including its investment policies;

•	reviewing and approving in advance any proposed related party transactions;

•	reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements;

•	reviewing its own charter and processes;

Independent Auditors

•	appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

•	reviewing the independence of the outside auditors, including (1) obtaining on a periodic basis a written statement from the independent auditors regarding relationships and services with the Company that may impact independence, as defined by applicable standards and SEC requirements, (2) presenting this statement to the Board, and (3) to the extent there are relationships, monitoring and investigating them;

•	pre-approving audit and permissible non-audit services provided to the Company by the independent auditors, except where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC, in which case subsequent approval may be obtained. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings;

Regulatory Compliance and Other Matters

•	overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

•	reviewing management’s monitoring of compliance with the Foreign Corrupt Practices Act;

•	reviewing, approving and monitoring the Company’s code of ethics for its principal executive and senior financial officers;

•	providing a report for inclusion in the Company’s proxy statement in accordance with the rules and regulations of the SEC; and

•	establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

In addition, the Audit Committee may retain, as appropriate, outside legal, accounting or other advisors to advise or assist the Audit Committee in the performance of any of the responsibilities and duties set forth above.

EXHIBIT 1

INFORMATICA CORPORATION C/O LEGAL DEPARTMENT 2100 SEAPORT BOULEVARD REDWOOD CITY, CALIFORNIA 94063

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, May 26, 2004.  Have your proxy card in hand when you access the web site.  You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, May 26, 2004.  Have your proxy card in hand when you call.  You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Informatica Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK:	INFORMATICA	KEEP THIS PORTION FOR YOUR RECORDS

PROXY

INFORMATICA CORPORATION
PROXY FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

          The undersigned stockholder of Informatica Corporation, a Delaware corporation (“Informatica”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, each dated April 14, 2004, and hereby appoints Gaurav S. Dhillon and Earl E. Fry, or either of them, proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Informatica to be held on Thursday, May 27, 2004 at 3:00 p.m. local time at Informatica's corporate offices located at 2100 Seaport Boulevard, Redwood City, California 94063 and at any adjournment or postponement thereof, and to vote all shares of Common Stock of Informatica held of record by the undersigned on April 5, 2004, as hereinafter specified upon the proposals on the reverse side.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INFORMATICA CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2004.  IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN.  IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS STATED ON THE REVERSE SIDE, AND AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THESE PROPOSALS.
Address Changes:___________________________________________________________________________

________________________________________________________________________
(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INFORMATICA CORPORATION
1.	Election of Class I Directors	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Nominees:
01) Janice D. Chaffin
02) Carl J. Yankowski

2.	Amendment of Informatica Corporation’s 1999 Non-Employee Director Stock Incentive Plan as described in the accompanying Proxy Statement.				For ☐	Against ☐	Abstain ☐

3.	Ratification of appointment of Ernst & Young LLP as independent auditors of Informatica Corporation for the year ending December 31, 2004.				For ☐	Against ☐	Abstain ☐

STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

For address changes, please check this box and write them on the back where indicated			☐

NOTE: Please sign exactly as your name appears hereon.  When shares are registered in the names of two or more persons, whether as joint tenants, as community property or otherwise, both or all of such persons should sign.  When signing as attorney, executor, administrator, trustee, guardian or another fiduciary capacity, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized person.  If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)

EXHIBIT 2

INFORMATICA CORPORATION
1999 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN
(as amended February 19, 2004)

1.	Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available Non-Employee Directors, to provide them additional incentives, and to promote the success of the Company’s business.

2.	Definitions. As used herein, the following definitions shall apply:

(a)	“Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b)	“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)	“Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d)	“Award” means the grant of an Option or other right or benefit under the Plan.

(e)	“Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f)	“Board” means the Board of Directors of the Company.

(g)	“Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i)	the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or:

(ii)	a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(h)	“Code” means the Internal Revenue Code of 1986, as amended.

(i)	“Committee” means any committee appointed by the Board to administer the Plan.

(j)	“Common Stock” means the Common Stock of the Company.

(k)	“Company” means Informatica Corporation, a Delaware corporation.

(l)	“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(m)	“Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(n)	“Continuous Service” means that the Grantee’s service as a Director is not interrupted or terminated. The Continuous Service of a Grantee shall not be considered interrupted or terminated in the case of (i) any approved leave of absence or (ii) terminating service as a Director followed within thirty (30) days of such termination by commencing service to the Company or a Related Entity as an Employee or a Consultant until the time such service as an Employee or Consultant is terminated. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(o)	“Corporate Transaction” means any of the following transactions:

(i)	a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)	the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

(iii)	any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(iv)	an acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Administrator determines shall not be a Corporate Transaction.

(p)	“Director” means a member of the Board.

(q)	“Disability” means that a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy.

(r)	“Employee” means any person, including a Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(s)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii)	In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(u)	Grantee” means a Non-Employee Director who receives an Award pursuant to an Award Agreement under the Plan.

(v)	“Non-Employee Director” means a Director who is not an Employee.

(w)	“Non-Qualified Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(x)	“Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(y)	“Plan” means this 1999 Non-Employee Director Stock Incentive Plan.

(z)	“Registration Date” means the first to occur of (i) the closing of the first sale to the general public of (A) the Common Stock or (B) the same class of securities of a successor corporation (or its Parent) issued pursuant to a Corporate Transaction in exchange for or in substitution of the Common Stock, pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended; and (ii) in the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction shall have been sold to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended on or prior to the date of consummation of such Corporate Transaction.

(aa)	“Related Entity” means any parent, subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a parent or a subsidiary holds a substantial ownership interest, directly or indirectly.

(bb)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(cc)	“Share” means a share of the Common Stock.

3.	Stock Subject to the Plan.

(a)	Subject to the provisions of Section 8, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards is one million (1,000,000) Shares (which number reflects each of the Company’s stock splits effected prior to April 22, 2003). The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b)	Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. If any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such retained Shares subject to such Award shall become available for future issuance under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.	Administration of the Plan.

(a)	Plan Administrator.

(i)	Administration. The Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)	Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)	Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)	to approve forms of Award Agreements for use under the Plan;

(ii)	to determine the terms and conditions consistent with the terms of the Plan of any Award granted hereunder;

(iii)	to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(iv)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

(v)	to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan;

(vi)	and to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c)	Effect of Administrator’s Decision. Subject to Section 4(b), all decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

5.	Automatic Option Grant Program.

(a)	Eligibility. Each Non-Employee Director shall be entitled to receive Options upon the terms and conditions of this Automatic Option Grant Program.

(b)	Date of Grant and Number of Shares. A Non-Qualified Stock Option to purchase 60,000 Shares (which number reflects each of the Company’s stock splits effected prior to April 22, 2003) shall be granted automatically (“Initial Grant”) to each Non-Employee Director elected or appointed to the Board after the Registration Date upon the date each such Non-Employee Director first becomes a Non-Employee Director. In addition, immediately following each annual meeting of the Company’s stockholders, each Non-Employee Director who continues as a Non-Employee Director following such annual meeting shall be granted automatically a Non-Qualified Stock Option to purchase 25,000 Shares (which number reflects each of the Company’s stock splits effected prior to April 22, 2003) (“Subsequent Grant”); provided that no Subsequent Grant shall be made to any Non-Employee Director who has not served as a Director, as of the time of such annual meeting, for at least six (6) months. Each such Subsequent Grant shall be made on the date of the annual stockholders’ meeting in question.

(c)	Vesting. Each Initial Grant shall vest and become exercisable as to one-third (1/3) of the Shares subject to such Option twelve (12) months after the grant date, and the remainder of the Initial Grant shall vest in equal monthly installments over the following 24-month period, such that the Option will be fully exercisable three (3) years after its date of grant. Each Subsequent Grant shall vest and become fully exercisable as to all of the Shares subject to such Option twelve (12) months after the grant date.

(d)	Corporate Transactions. Except as may be provided in an Award Agreement, effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate if they are, in connection with the Corporate Transaction, assumed by the successor corporation or parent thereof.

(e)	Exercise of Option Following Termination of Service. In the event of termination of a Grantee’s Continuous Service for any reason other than Disability or death, such Grantee may, but only within three (3) months from the date of such termination, exercise the Grantee’s Option to the extent that the Grantee was entitled to exercise it at the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Award Agreement). To the extent that the Grantee is not entitled to exercise the Option at the date of termination, or if Grantee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(f)	Disability of Grantee. In the event of termination of a Grantee’s Continuous Service as a result of his or her Disability, such Grantee may, but only within twelve (12) months from the date of such termination, exercise the Grantee’s Option to the extent that the Grantee was entitled to exercise it at the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Award Agreement). To the extent that the Grantee is not entitled to exercise the Option at the date of termination, or if Grantee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(g)	Death of Grantee. In the event of the death of a Grantee, the Grantee’s Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Grantee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Grantee was entitled to exercise the Option at the date of death. To the extent that the Grantee is not entitled to exercise the Option at the time of death, the Option shall terminate. If, after death, the Grantee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

(h)	Term of Option. The term of each Option awarded under this Automatic Option Grant Program shall be five (5) years from the date of grant thereof.

(i)	Transferability of Option. Each Option awarded under this Automatic Option Grant Program shall be transferable to the extent provided in the Award Agreement.

(j)	Exercise Price. The exercise price for each Option awarded under this Automatic Option Grant Program shall be one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(k)	Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise of an Option under this Automatic Option Grant Program shall be the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i)	cash;

(ii)	check;

(iii)	surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(iv)	payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(v)	any combination of the foregoing methods of payment.

(l)	Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local tax withholding obligations. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

(m)	Other Terms. The Administrator shall determine the remaining terms and conditions of the Options awarded under this Automatic Option Grant Program.

6.	Procedure for Exercise; Rights as a Stockholder.

(a)	Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(b)	An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 5(k)(iv). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 8, below.

7.	Conditions Upon Issuance of Shares.

(a)	Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)	As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

8.	Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or a similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

9.	Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated.

10.	Amendment, Suspension or Termination of the Plan.

(a)	The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)	No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)	Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 9, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

11.	Reservation of Shares.

(a)	The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)	The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

12.	No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.